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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated April 1, 1998, on the financial statements of Mid-States Electric Company, Inc. included in or made a part of this registration statement and to all references to our firm in this registration statement.

                                        /s/ PHILHOURS, RICH & FLETCHER, P.L.L.C.
                                        Philhours, Rich & Fletcher, P.L.L.C.


Jackson, Tennessee
September 11, 1998